CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated April 3, 1998 accompanying the financial statements of Insured Municipals Income Trust, 111th Insured Multi-Series as of January 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".





                    Grant THORNTON LLP



Chicago, Illinois
May 22, 1998